                                                                   Exhibit 10.7

                                   SUBLEASE

     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of February 12, 1999, and is made by and between Concentric Network Corporation ("Sublandlord"), and Imgis, Inc., dba "AdForce" ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

     1. RECITALS: This Sublease is made with reference to the fact that Spieker Properties, L. P., a California limited partnership, as landlord ("Master Landlord"), and Sublandlord, as tenant, are parties to that certain Lease dated February 22, 1998 (the "Master Lease"), with respect to approximately 41,151 square feet of space (the "Premises"), in that certain building (the "Building") located at 10590 N. Tantau Avenue, Cupertino, California. A copy of the Master Lease is attached hereto as EXHIBIT A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

     2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Premises.

     3. TERM:

          A. TERM. The term (the "Term") of this Sublease shall be for the period commencing on April 15, 1999 (the "Commencement Date"), subject to Paragraph 3.C below, and ending on April 23, 2003, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the "Expiration Date").

          B. OPTION TO EXTEND. Subtenant shall have no options or rights to extend the Term of this Sublease or expand the Premises.

          C. EARLY OCCUPANCY. Within five (5) days following (i) full execution of this Sublease by Sublandlord and Subtenant (and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit) and (ii) receipt by Sublandlord of the Consent to Sublease Agreement (the "Consent to Sublease") for this Sublease executed by Master Landlord, then Sublandlord shall deliver possession of the Premises to Subtenant (the "Early Occupancy Start Date") and following such delivery, Subtenant shall have the right to occupy and use the Premises for the permitted use described in this Sublease from the Early Occupancy Start Date until the Commencement Date (the "Early Occupancy Period"), provided such occupancy shall be subject to Sublandlord's rights to use the Data Center (as hereinafter defined) as set forth in Paragraph 3.D below, and provided further that such early occupancy shall be subject to all of the terms and conditions of this Sublease, excluding only the obligation to pay Rent (as defined in Paragraph 4.A below). If Sublandlord fails to deliver possession of the Premises to Subtenant within ten (10) days following (i) full execution of this Sublease by Sublandlord and Subtenant
(and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit) and (ii) receipt by Sublandlord of the Consent to Sublease for this Sublease executed by Master Landlord, then Subtenant shall have the right to terminate this Sublease, provided Subtenant delivers written notice of termination to Sublandlord within five (5) days thereafter. Following full execution of this Sublease by Sublandlord and Subtenant (and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit), Sublandlord shall use its reasonable efforts to obtain the Master Landlord's written consent to this Sublease.

          D. DATA CENTER ACCESS. The parties acknowledge that Sublandlord will be operating its business in the Data Center during the Early Occupancy Period. The Data Center shall be defined as that portion of the Premises outlined in EXHIBIT B attached hereto. Notwithstanding anything to the contrary in this Sublease, Sublandlord shall have access to and the exclusive control over and possession of the Data Center through February 28, 1999. Sublandlord shall provide Subtenant, however, limited access to the Data Center beginning on the Early Occupancy Start Date for the sole purpose of installing its telephone and network cabling provided (i) such limited access shall be during business hours only and Subtenant shall at all times be accompanied by an authorized employee of Sublandlord, (ii) such limited access shall not interfere with Sublandlord's business operations in the Data Center and (iii) such limited access shall be subject to all of the terms and conditions of this Sublease, excluding only the obligation to pay Rent. After February 28, 1999, Subtenant shall have the right to occupy the Data Center for the permitted uses described in this Sublease; provided, however, that after February 28, 1999, Sublandlord (i) shall continue to have, during the remainder of the Early Occupancy Period, the exclusive use of ten (10) racks in the Data Center and shall have reasonable access to the Data Center at all times during the remainder of the Early Occupancy Period.

     4. RENT:

          A. BASE RENT. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent for the Premises monthly installments as follows ("Base Rent"):

                                                     Monthly Base Rent
          -------------------------------------------------------------
          April 15, 1999 - April 30, 1999                $47,323.65
          -------------------------------------------------------------
          May 1, 1999 - April 30, 2000                   $98,433.19
          -------------------------------------------------------------
          May 1, 2000 - April 30, 2001                  $102,370.52
          -------------------------------------------------------------
          May 1, 2001 - April 30, 2002                  $106,465.34
          -------------------------------------------------------------
          May 1, 2002 - April 23, 2003                  $110,723.95

Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance at least two (2) days prior to the (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 1400 Parkmoor Avenue, San Jose, California 95126,
Attention: Peter J. Bergeron, or such other address as may be designated in writing by Sublandlord.

      B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Subtenant under this Sublease, including, without limitation, all amounts payable by Sublandlord in connection with the Master Lease or the Premises (including, without limitation, all "Operating Expenses", "Estimated Operating Expenses" and "Operating Expense Adjustments" under Article 7 of the Master Lease) shall be deemed additional rent ("Additional Rent"). Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising under the Master Lease in connection with the Premises accruing after the Commencement Date, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof.

      C. PREPAYMENT OF RENT. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of Forty-Seven Thousand Three Hundred Twenty-Three Dollars and 65/100 ($47,323.65), which shall constitute Base Rent for the period April 15, 1999 through April 30, 1999.

     5. SECURITY DEPOSIT: Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of Ninety-Eight Thousand Four Hundred Thirty-Three Dollars and 19/100 ($98,433.19) (the "Security Deposit"), in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublandlord, without prejudice to any other remedy provided in this Sublease or by law, may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant, within ten (10) days after demand by Sublandlord therefor, shall deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above. Sublandlord may commingle the Security Deposit with its own funds and Subtenant shall not be entitled to interest on the Security Deposit. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Sublandlord in case of Subtenant's default. Upon the expiration of this Sublease and Subtenant's vacation of the Premises, provided Subtenant is not in default under the terms of this Sublease, Sublandlord shall return to Subtenant so much of the Security Deposit as has not been applied by Sublandlord pursuant to this Paragraph, or which is not otherwise required to cure Subtenant's defaults.

     6. HOLDOVER: Subtenant acknowledges that the Termination Date of the Master Lease is April 30, 2003 and that it is critical that Subtenant surrender the Premises on or before the Expiration Date in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to one hundred fifty percent (150%) of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Premises in the condition required hereunder.

     7. CONDITION: Sublandlord warrants to Subtenant, for the period commencing on the Early Occupancy Start Date and expiring sixty (60) days following the Commencement Date (the "Warranty Period"), that the existing plumbing, electrical, fire protection, lighting and air conditioning and heating systems in the Premises are in working order and repair on the Early Occupancy Start Date, except for those items set forth on EXHIBIT C attached hereto and incorporated herein. If a non-compliance with said warranty arises during the Warranty Period, Sublandlord shall after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Sublandlord's expense. If Subtenant does not give Sublandlord written notice of a non-compliance with this warranty during the Warranty Period, correction of that non-compliance shall be the obligation of Subtenant, at Subtenant's sole cost and expense. The parties acknowledge and agree that Subtenant is subleasing the Premises on an "AS IS" basis, and that, except as set forth in this Paragraph 7 above, Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Premises, including, without limitation, any representation or warranty as to the suitability of the Premises for Subtenant's intended use. Notwithstanding anything to the contrary in this Sublease or the Master Lease, the foregoing warranty shall not apply to (and Sublandlord shall have no obligation to correct or pay for) any non-compliance or any deficiency or damage to any of the systems in the Premises described in this Section 7 above which is caused by or arises out of any act or omission of Subtenant, or its agents, employees, contractors or invitees.

     8. REPAIRS: Subject to Paragraph 7 of this Sublease, Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord's obligations under Articles 7, 8, 10, 23 and 24 of the Master Lease and Master Landlord's obligation to comply with laws) and Subtenant shall look solely to Master Landlord for performance of said obligations. Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance. Subtenant expressly waives the provisions of Section 1932, subsection 1, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code.

     9. ASSIGNMENT AND SUBLETTING: In the event of any Transfer, including without limitation, a Transfer to a "Permitted Tenant Affiliate" (as defined by and meeting the criteria set forth in Section 21.C of the Master Lease, as incorporated herein, even if Sublandlord consents or is deemed to have consented to the Transfer, Subtenant shall still be required to obtain the consent of the Master Landlord to any such Transfer, including to a Permitted Tenant Affiliate. If Subtenant is a public company, any sale of Subtenant's capital stock through any national market system or public exchange shall not be deemed a Transfer under the terms of this Sublease; provided, however, that Subtenant hereby agrees that such a sale could constitute a Transfer under the Master Lease and therefore, Subtenant hereby agrees that it shall be required to obtain Master Landlord's prior written consent to any such Transfer, unless in the Consent to Sublease, Master Landlord expressly acknowledges that such a sale does not constitute a Transfer. Notwithstanding anything to the contrary in this Sublease, Sublandlord's approval of any transfer, including a "Permitted Tenant Affiliate", shall be subject to the Master Landlord's written approval and subject to the Master Landlord's right to terminate the Master Lease as set forth in Section 21.A of the Master Lease.

     10. USE:

         A. Subtenant may use the Premises for general office purposes only and for no other purpose whatsoever.

         B. Subtenant shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials in, on, under, about, to or from the Premises. Subtenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copies) to the extent customary and necessary for the Permitted Use of the Premises; provided that Subtenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Sublandlord shall release Subtenant from and against all liabilities, losses, costs and expenses (including attorneys' and consultants' fees), demands, causes of action, claims or judgments arising out of the use, generation, storage, release or disposal of Hazardous Materials by Sublandlord or its agents, employees, contractors or invitees on or about the Premises.

         C. Subtenant shall not do or permit anything to be done in or about the Premises which would (i) injure the Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Premises. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord.

         D. Subject to Paragraph 3 of this Sublease, Sublandlord hereby consents to Subtenant's use of the Data Center, the diesel storage and emergency power system, and the fire suppression system all of which are located within the Premises in connection with its sublease of the Premises provided that Subtenant obtains Master Landlord's express written consent to such use.

     11. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Master Lease. In the event of any assignment or transfer of the Tenant's interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

     12. DELIVERY AND ACCEPTANCE: Sublandlord shall deliver the Premises in broom-clean condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Premises to Subtenant for any reason whatsoever, except as expressly set forth in Paragraph 3.C of this Sublease. Subtenant has fully inspected the Premises and is satisfied with the condition thereof. By taking possession of the Premises, Subtenant conclusively shall be deemed to have accepted the Premises in its then-existing, "AS IS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto, except as expressly set forth in Paragraph 7 of this Sublease.

      13. IMPROVEMENTS: Subtenant shall not make any alterations or improvements to the Premises, except in accordance with the Master Lease, and except with the prior written consent of both Master Landlord and Sublandlord.

     14. DATA CENTER EQUIPMENT: On or before the Early Occupancy Start Date, Sublandlord shall execute and deliver a bill of sale conveying to Subtenant all of the items set forth on EXHIBIT D attached hereto.

     15. RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby release each other (and Subtenant shall release Master Landlord) from any damage to property or loss of any kind which is caused by or results from any risk that is insured against under any property insurance policy required to be carried by either party or is actually carried by either party in connection with this Sublease. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Premises as may be required under the Master Lease. The obligations of Sublandlord and Subtenant shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

     16. INSURANCE: Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon the Early Occupancy Start Date.

     17. DEFAULT: Subtenant's failure to perform each of its obligations under this Sublease shall be deemed a material default under this Sublease. In addition, Subtenant shall be in material default of its obligations under this Sublease if Subtenant is responsible for the occurrence of any of the events of default set forth in Section 26 of the Master Lease, incorporated herein, as modified by this Sublease, or if Subtenant commits any other act or omission which constitutes a default under the Master Lease.

     18. SUBLANDLORD DEFAULT: Sublandlord shall not be deemed in default of this Sublease unless Sublandlord fails within a reasonable period of time to perform an obligation required to be performed by Sublandlord. For purposes of this Paragraph 18, a reasonable period of time shall in no event be less than thirty (30) days after receipt by Sublandlord of written notice specifying wherein such obligation of Sublandlord which has not been performed; provided, however, that if the nature of Sublandlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Sublandlord shall not be in default of this Sublease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     19. REMEDIES: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations). Sublandlord may resort to its remedies cumulatively or in the alternative.

     20. SURRENDER: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Premises to Sublandlord in (a) good condition, order and repair, reasonable wear and tear excepted and (b) free of Hazardous Materials used, stored, handled, manufactured, transported, released, discharged, emitted or disposed of by Subtenant or it agents, employees, contractors or invitees. Subtenant shall repair any damage to the Premises caused by Subtenant's removal of its personal property, furnishings and equipment. If the Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all reasonable costs incurred by Sublandlord in returning the Premises to said required condition, plus interest thereon at the Applicable Interest Rate. Subtenant shall not be required to remove any tenant improvements or alterations installed in the Premises by Sublandlord. Subtenant shall be required to remove all equipment set forth on EXHIBIT D, to the extent such removal is permitted under the terms of this Sublease and/or the Master Lease, of if required by Sublandlord.

     21. BROKER: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Spallino Reid representing Sublandlord and Cornish & Carey representing Subtenant. Each party agrees to indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of the other party's actions or dealings with such other agent, broker, salesman, or finder.

     22. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     23. OTHER SUBLEASE TERMS:

         A. INCORPORATION BY REFERENCE. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Premises" herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties which are the obligation of the Master Landlord under the Master Lease or the performance of any other obligation of Master Landlord under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall three (3) fewer days (but not less than three (3)) to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained or is denied; (vii) with respect to any approval required to be obtained from the Sublandlord in connection with this Sublease, Sublandlord's approval shall not be unreasonably withheld, except to the extent otherwise set forth in the Master Lease, provided Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained or is denied; (viii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

     (a) the following provisions of the Master Lease are not incorporated herein: Basic Lease Information (except Landlord and Landlord's Notice Address (for the purpose of incorporating the Master Landlord's name and address, only) and except for Project Description, Building Description, Permitted Use, Parking Density, Tenant's Proportionate Share of Building, Tenant's Proportionate Share of Project) Sections 3, 6, 19, 32 (first sentence), Additional Paragraphs to Lease Section 39 and the Addenda to Lease Agreement; references to "Landlord" in the following provisions shall mean "Master Landlord" only (subject, however, to clauses (iv) through (ix) of the introductory language to this Paragraph 22.A): Sections 7.E, 8.A, 10, 16, 20, 24 (except first reference to "Landlord" and except 24.E) and 28;

     (b) references to "twenty (20) days" in Section 7.E shall be changed to "fifteen (15) days";

     (c) the phrase "except as expressly otherwise provided in Paragraph 10" in the second sentence of Section 8.B(6) of the Lease shall be deleted;

     (d) Section 34 of the Lease, incorporated herein, shall not apply to Subtenant's obligation to surrender the Premises in accordance with the Sublease or apply to any monetary obligation of Subtenant;

     (e) any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease.

     24. ASSUMPTION OF OBLIGATIONS: This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are assumed by Subtenant hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master

Lease, except as otherwise expressly provided herein. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

     25. RIGHT TO CONTEST: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

     26. DAMAGE AND DESTRUCTION: Notwithstanding anything to the contrary in
Section 24 of the Master Lease, as incorporated herein, in the event the Premises or the Building should be damaged or destroyed by a Casualty which is not due to an act or omission of Subtenant or its agents, employees, invitees or contractors, then Subtenant shall have the right to terminate this Sublease if material restoration of the Premises are not substantially completed within one hundred and eighty (180) days after the date of the damage or destruction.

     27. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon Sublandlord's receipt of the written consent of Master Landlord to this Sublease in form and substance satisfactory to Sublandlord and Subtenant. If Sublandlord does not receive such consent within thirty (30) days after execution of this Sublease by Sublandlord and Subtenant, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof prior to receipt of such consent, and upon such termination, Sub landlord shall return to Subtenant the first month's Base Rent paid by Subtenant pursuant to Paragraph 4.C hereof and the Security Deposit. If Sublandlord does not receive such consent within forty-five (45) days after full execution of this Sublease by Sublandlord and Subtenant, then Subtenant may terminate this Sublease by giving Sublandlord written notice thereof prior to receipt of such consent, and upon such termination, Sublandlord shall return to Subtenant the first month's Base Rent paid by Subtenant pursuant to Paragraph 4.C hereof and the Security Deposit. Subtenant can elect to waive the incorporation in the Consent to Sublease of the "Special Provisions" (described in Subtenant's insert 6 "Special Provisions" to the Consent to Sublease), provided Subtenant delivers written notice to Sublandlord setting forth such waiver.

     28. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT: Upon full execution of this Sublease by Sublandlord and Subtenant, Sublandlord shall ask Master Landlord to request that any lender of Master Landlord who has a security interest in the Premises or the Building, to provide Subtenant with a Subordination, Non-Disturbance and Attornment Agreement in connection with this Sublease. The execution or delivery of such an agreement shall not be a condition to this Sublease.

     29. MASTER LEASE: Sublandlord shall at all times faithfully and timely comply with all of its obligations under the Master Lease which have not been assumed by Subtenant under this Sublease. Without limiting any other right or remedy of Subtenant under this Sublease, if Master Landlord seeks to terminate the Master Lease because of an event of default by Sublandlord, Sublandlord shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Subtenant. To the actual knowledge of Sublandlord, without further inquiry: (a) the Master Lease is in full force and effect and there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor has there occurred any event which with the giving of notice or the passage of time or both, could constitute such a default or event of default; (b) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could adversely affect the Premises or any part thereof or the ability of Sublandlord to perform its obligations under the Master Lease; (c) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublandlord has no knowledge that any such action currently is contemplated; (d) Sublandlord has not received any written notice from any insurance company of any defects or inadequacies of the Premises which would adversely affect the insurability of the Premises or materially increase the premiums for insurance thereof; and (e) Sublandlord has not received any written notice from any applicable governmental agency that the condition of the Premises violates any applicable law or regulation; and (f) there are no Hazardous Materials on the Premises that require remediation under any applicable environmental laws. If there is an Event of Default under the Master Lease which is due to an act or omission of Sublandlord (and not due to an act or omission of Subtenant or any of its agents, employees, contractors, invitees, successors, subtenants or assigns), Subtenant can elect, at is sole discretion, to cure such Event of Default by making payment directly to the Master Landlord or performing such obligation, and thereafter, until Sublandlord reimburses Subtenant for its out of pocket costs incurred for such direct performance (plus interest at the Applicable Interest Rate from the date paid by Subtenant until the dated reimbursed by Sublandlord), Subtenant can further elect to make all payments or other performances required hereunder directly to the Master Landlord, provided Master Landlord elects to recognize and/or permit such action. If there is an Event of Default under the Master Lease due to an act or omission of Subtenant or Subtenant's agents, employees, contractors, invitees, successors, subtenants or assigns, Subtenant shall not have the rights set forth in the immediately preceding sentence.

        30. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

       IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


SUBLANDLORD:                                 SUBTENANT:

CONCENTRIC NETWORK CORPORATION               IMGIS, INC. DBA "ADFORCE"

By: /s/ PETER J. BERGERON                    By: /s/ REX S. JACKSON
    ------------------------------               ----------------------------
Print Name: PETER J. BERGERON                Print Name: REX S. JACKSON
            ----------------------                       --------------------
Title: CORPORATE SECRETARY                   Title: V.P. & G.C.
       ---------------------------                  -------------------------

By:___________________________               By:_____________________________

Print Name:___________________               Print Name:_____________________

Title:________________________               Title:__________________________


Address:                                     Address:

                                        EXHIBIT A

                                 BASIC LEASE INFORMATION
                                      INDUSTRIAL NET

LEASE DATE:                                            February 22, 1998
(SAME AS DATE IN FIRST PARAGRAPH OF LEASE)

TENANT:                                                Concentric Network Corporation, Inc.

TENANT'S NOTICE ADDRESS:                               10590 N. Tantau Avenue, Cupertino, California

TENANT'S BILLING ADDRESS:                              10590 N. Tantau Avenue, Cupertino, California

TENANT CONTACT:              Peter Bergeron            PHONE NUMBER:          408-342-2812

LANDLORD:                                              Spieker Properties, L.P., a California limited partnership

LANDLORD'S NOTICE ADDRESS:                             2180 Sand Hill Road, Suite 100, Menlo Park, California

LANDLORD'S REMITTANCE ADDRESS:                         P.O. Box 45587, Department 10161, San Francisco, California

PROJECT
DESCRIPTION:                                           That two (2) building complex totaling approximately 64,680 square feet situated on 4.46 acres of land commonly known as the Cupertino Business Center, Cupertino, California.  The
                                                       Project is outlined in green on Exhibit "A"

BUILDING
DESCRIPTION:                                           That approximate 41,151 square foot one story building
                                                       commonly known as 10590 N. Tantau Avenue.  The building is outlined in blue on Exhibit "A".

PREMISES:                                              That entire approximate 41,151 square foot building commonly known as 10590 N. Tantau Avenue.  The Premises are outlined in red on Exhibit "A"

PERMITTED USE:                                         General office use.

PARKING DENSITY:                                       Non-exclusive use of 164 parking spaces.

SCHEDULED TERM COMMENCEMENT DATE:                      May 1, 1998

SCHEDULED LENGTH OF TERM:                              Sixty (60) months

RENT:

     BASE RENT:                                        $94,647.30             per month
                                                       ----------------------
                                                       (subject to adjustment as provided in Paragraph 38.A. hereof)

     ESTIMATED FIRST YEAR OPERATING EXPENSES:          $8,075.00              per month
                                                       ----------------------

SECURITY DEPOSIT:                                      $110,723.95
                                                       -----------

TENANT'S PROPORTIONATE SHARE:

     OF BUILDING:                                      100.0%

     OF PROJECT:                                       63.62%


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                                TABLE OF CONTENTS

                                                                                                               PAGE
         Basic Lease Information..................................................................................1
         Table of Contents........................................................................................2
1.       Premises.................................................................................................3
2.       Possession and Lease Commencement........................................................................3
3.       Term.....................................................................................................3
4.       Use......................................................................................................3
5.       Rules and Regulations....................................................................................4
6.       Rent.....................................................................................................4
7.       Operating Expenses.......................................................................................4
8.       Insurance and Indemnification............................................................................6
9.       Waiver of Rights.........................................................................................7
10.      Landlord's Repairs and Maintenance.......................................................................7
11.      Tenant's Repairs and Maintenance.........................................................................7
12.      Alterations..............................................................................................8
13.      Signs....................................................................................................8
14.      Inspection/Posting Notices...............................................................................8
15.      Utilities................................................................................................8
16.      Subordination............................................................................................8
17.      Financial Statements.....................................................................................9
18.      Estoppel Certificate.....................................................................................9
19.      Security Deposit.........................................................................................9
20.      Tenant's Remedies........................................................................................9
21.      Assignment and Subletting................................................................................9
22.      Authority of Tenant.....................................................................................10
23.      Condemnation............................................................................................10
24.      Casualty Damage.........................................................................................10
25.      Holding Over............................................................................................11
26.      Default.................................................................................................11
27.      Liens...................................................................................................12
28.      Substitution............................................................................................12
29.      Transfers by Landlord...................................................................................13
30.      Right of Landlord to Perform Tenant's Covenants.........................................................13
31.      Waiver..................................................................................................13
32.      Notices.................................................................................................13
33.      Attorney's Fees.........................................................................................13
34.      Successors and Assigns..................................................................................13
35.      Force Majeure...........................................................................................13
36.      Surrender of Premises...................................................................................14
37.      Miscellaneous...........................................................................................14
38.      Additional Provisions...................................................................................14
         Signatures..............................................................................................15

Exhibits:
     Exhibit A......................................................................Site Plan, Property Description
     Exhibit B...............................................................Tenant Improvements and Specifications
     Additional Exhibits as Required

                                      LEASE

THIS LEASE is made as of the 22nd day of February, 1998, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Concentric Network Corporation, Inc. (hereinafter called "TENANT").

                                1.  PREMISES

          Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlined in red on EXHIBIT A and described in the Basic Lease Information. The Premises shall be all or part of a building (the "BUILDING") and of a project (the "PROJECT"), which may consist of more than one building, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT A. Additionally, the number of buildings which constitute the Project may change from time to time. Tenant accepts the area of the Premises as specified in this Lease as the approximate area of the Premises, and acknowledges and agrees that Tenant shall in no event be entitled to a recalculation of the square footage of the Premises and that no such recalculation shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

                    2.  POSSESSION AND LEASE COMMENCEMENT

A. EXISTING IMPROVEMENTS. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "as is," and as suitable for the purpose for which the Premises are leased and for Tenant's intended use of the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease.

                                  3.  TERM

          The term of this Lease (the "TERM") shall commence on May 1, 1998 ("TERM COMMENCEMENT DATE") and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                  4.  USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to such rules and regulations as Landlord may from time to time prescribe.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs and expenses (including attorneys' and consultants' fees), demands, causes of action, or judgments directly or indirectly arising out of the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on or about the Premises, the Building or the Project or surrounding land or environment, excluding any contamination which may have been caused by any prior tenants. The foregoing indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                          5.  RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with any rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations.

                                  6.  RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided in addenda appended to this Lease (if referred to in Paragraph 38.A.). As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time. See Addendum 1.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                           7.  OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, Landlord shall reasonably adjust Tenant's Proportionate Share of the Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

         (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document creating or transferring an interest in the Premises. Taxes shall not include any estate or inheritance tax.
         In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net
         Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

         (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

         (3)      COMMON AREA MAINTENANCE.

                  (A) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas of the Building and Project, including, but not limited to, the roof, pest extermination, landscaped areas, parking and service areas, driveways, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment and wiring servicing, exterior lighting, and any other items or areas which affect the operation or exterior appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

                  (B) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

                  (C) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

                  (D) All expenses related to services and costs of supplies and equipment used in maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security and fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits.

         (4) UTILITIES. The cost of supplying any utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

         (5) MANAGEMENT FEE. A management and accounting cost recovery fee equal to three percent (3%) of the sum of Base Rent.

         In the event that the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Operating Expenses for such year so that Tenant pays its proportionate share of all variable items (i.e., component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

         Operating Expenses shall not specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

         The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building and/or Project.

E. TENANT AUDIT. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Operating Expenses Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

                        8.  INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

         (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risks including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

         (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.       TENANT'S INSURANCE.

         (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

         (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance applying to the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employer exclusion on personal injury coverage; (ii) including employees as additional insureds; and (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also procure at Tenant's sole cost and expense and keep in effect during the Term of this Lease, Legal Liability Insurance covering direct physical damage and loss of use of the Building for which Tenant is legally obligated in an amount of the full replacement value of the Building.

         (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

         (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

         (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty
         (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A VIII or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts shall not exceed Five Thousand Dollars
         ($5,000.00). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, in any event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

         (6) INDEMNIFICATION. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' and court costs, arising out of or related to the gross negligence or willful misconduct of Landlord (or its agents, employees or contractors) or Landlord's breach of this Lease. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall in no event be liable and Tenant hereby waives all claims against Landlord for any loss, damage, injury or death to or of any person or property (including without limitation personal property) caused by theft, fire, rain or water leakage, or from the breakage, leakage, obstruction or other defect of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or light fixtures, electrical or other systems, or by acts of God (including without limitation flood or earthquake), acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair, except as expressly otherwise provided in Paragraph 10, regardless of Landlord's gross negligence or misconduct (or its agents, employees or contractors) or Landlord's breach of this Lease. In addition, Landlord shall in no event be liable for injury to Tenant's business or any loss of income or profit therefrom or for consequential damages, regardless of Landlord's gross negligence or misconduct (or its agents, employees or contractors) or Landlord's breach of this Lease. Tenant shall indemnify by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant's Parties, or from activities of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord (or its agents, employees or contractors) or Landlord's breach of this Lease. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9.  WAIVER OF SUBROGATION

         To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered, and only to the extent of such coverage, by insurance actually carried by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10.  LANDLORD'S REPAIRS AND MAINTENANCE

         Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them.

                      11.  TENANT'S REPAIRS AND MAINTENANCE

         Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any act of Tenant or Tenant's Parties.

                                 12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") exceeding $5,000 in any single instance or exceed $15,000 in any given year without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No consent by Landlord to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects. At the time of approval, Landlord will notify Tenant if Landlord will require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals any or allestoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                    13.  SIGNS

         All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises or Project shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14.  INSPECTION/POSTING NOTICES

         After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease.

                                  15.  UTILITIES

         Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

                                16.  SUBORDINATION

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security.

Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

                            17.  FINANCIAL STATEMENTS

         At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18.  ESTOPPEL CERTIFICATE

         Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19.  SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                              20.  TENANT'S REMEDIES

         The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

                          21.  ASSIGNMENT AND SUBLETTING

A.       (1)      GENERAL.  Tenant shall not assign or pledge this Lease or
         sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least forty-five (45) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of fifteen (15) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (1) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld.

         (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant or occupant or would increase the Parking Density of the Building or Project; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination.

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B.       BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission incurred by Tenant, shall be divided and paid, five percent (5%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. Notwithstanding the provisions of this Paragraph 21, Tenant may assign this Lease or sublet any portion of the Premises to any corporation which controls, is controlled by or is under common control with, Tenant (each, a "PERMITTED TENANT AFFILIATE"), provided that the Permitted Tenant Affiliate assumes, in full, the obligations of Tenant under this Lease (or assumes, in the case of a sublease of a portion of the Term of the Premises, the obligations of Tenant with respect to such portion) and has a net worth at least equal to Tenant's net worth immediately before the assignment or subletting. If Tenant is a corporation, a dissolution of the corporation or a transfer (by one (1) or more transactions) of a majority of the voting stock of Tenant shall be deemed to be an assignment of this Lease subject to the provisions of this Paragraph 21; provided, however, that the provisions of this sentence shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred (each a "surviving corporation") where (i) the surviving corporation has a net worth at least equal to Tenant's net worth immediately before the merger, consolidation or asset transfer and (ii) the surviving corporation assumes, in full, the obligations of Tenant under this Lease (or assumes, in the case of a sublease of a portion of the Term or the Premises, the obligations of Tenant with respect to such portion).

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22.  AUTHORITY

         Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that it has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23.  CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under government law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

C. AWARD. Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

D. WAIVER OF CCP SECTION .1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24.  CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonably be made either: (1) within ninety (90) days; (2) in more than ninety (90) days but within one hundred eighty (180) days; or (3) in more than one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 90 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within ninety (90) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

C. GREATER THAN 90 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than ninety (90) days but within one hundred eighty (180) days after the date of such damage and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises in the manner determined by Landlord. Notwithstanding the above,

                                       10

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Landlord shall not be required to rebuild, repair or replace any part of any
Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage and receipt of required permits, such period of time to be extended for delays caused by the fault or neglect of Tenant or otherwise by Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice.

D. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty that rebuilding or repairs cannot in Landlord's estimation be completed one hundred eighty (180) days after such damage and receipt of required permits for such rebuilding or repair, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

E. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

F. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

G. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25.  HOLDING OVER

         Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant or any other person while Tenant is holding over without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys' fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, in the event that upon expiration or earlier termination of this Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                   26.  DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

         (1) ABANDONMENT. Abandonment or vacation of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

         (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due.

         (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) days after written notice of such failure.

         (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

         (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty
         (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

         (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen
         (15) days after the order therefor.

         (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

B.       REMEDIES UPON DEFAULT.

         (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right to recognize the continued possession of any subtenant.

         (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

         (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the lesser of the "prime rate," as announced from time to time by Wells Fargo Bank, N.A. (San Francisco) or its successor, plus five (5) percentage points, or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE"). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

                                    27.  LIENS

         Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility.

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                            28.  TRANSFERS BY LANDLORD

         In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, first arising and accruing after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed first arising and accruing after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

               29.  RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   30.  WAIVER

         If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

                                   31.  NOTICES

         Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

                               32.  ATTORNEYS' FEES

         In the event that Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           33.  SUCCESSORS AND ASSIGNS

         This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                34.  FORCE MAJEURE

         If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 34.

                            35.  SURRENDER OF PREMISES

         Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

                                36. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or its agents or understandings made between the parties other than those set forth in this Lease and its Exhibits.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable.

L. EXHIBITS. The Exhibits attached hereto are hereby incorporated herein by this reference.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

                            37.  ADDITIONAL PROVISIONS

A. ADDENDA. Exhibits A and addenda attached hereto are hereby incorporated into and made a part of this Lease as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

                                    LANDLORD

                                    Spieker Properties, L.P.,
                                    a California limited partnership

                                    By: Spieker Properties, Inc.,
                                        a Maryland corporation,
                                        its general partner

                                        By: /s/ Illegible
                                           -----------------------------------

                                           Its: Regional SR. V.P.
                                               -------------------------------

                                    Date: 3/3/98
                                         -------------------------------------

                                    TENANT

                                    Concentric Network Corporation, Inc.------
                                    ------------------------------------------

                                    A Delaware corporation
                                    ------------------------------------------
                                                        (type of entity)

                                    By: /s/ Illegible
                                       ---------------------------------------
                                       Its:  CEO
                                           -----------------------------------

                             EXHIBIT A

[SITE PLAN showing a rectangular site with parking spaces running along the southern and eastern sides and two buildings with N. Tantau Avenue running along the western side and Pruneridge Avenue along the north.]

                             SITE PLAN

                            EXHIBIT B

ADDITIONAL PARAGRAPHS TO LEASE AGREEMENT DATED JANUARY 21, 1998, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD AND CONCENTRIC NETWORK CORPORATION, INC., A DELAWARE CORPORATION AS TENANT FOR AN APPROXIMATE 41,151 SQUARE FOOT PREMISES KNOWN AS 10590 N. TANTAU AVENUE, CUPERTINO, CALIFORNIA.

                   39.  TENANT IMPROVEMENTS

Landlord will provide up to $115,000 tenant improvement allowance to be utilized by Tenant within the Premises. Tenant will submit plans and specifications for Landlord's approval prior to the commencement of any construction. Tenant will be responsible for procuring permits and all necessary govermental approvals and for the completion of the improvements in accordance with the approved plans. At the completion of construction, or periodically, but not more than two (2) times, Tenant will provide Landlord a breakdown of costs incurred to date. Landlord will reimburse Tenant such costs up to a maximum amount of $115,000. Tenant will have six (6) months from the date of Lease commencement to complete the improvements.

ADDENDA TO LEASE AGREEMENT DATED JANUARY 21, 1998, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD AND CONCENTRIC NETWORK CORPORATION, INC., A DELAWARE CORPORATION AS TENANT FOR AN APPROXIMATE 41,151 SQUARE FOOT PREMISES KNOWN AS 10590 N. TANTAU AVENUE, CUPERTINO, CALIFORNIA.

ADDENDUM 1, PARAGRAPH 6, RENT

Months 1-12   The Base Rent shall be $94,647.30 per month. Tenant shall also pay Tenant's proportionate share of Operating Expenses as set forth in Paragraph 7 of the Lease.

Months 13-24  The Base Rent shall be $98,433.19 per month. Tenant shall also pay Tenant's proportionate share of Operating Expenses as set forth in Paragraph 7 of the Lease.

Months 25-36  The Base Rent shall be $102,370.52 per month. Tenant shall also pay Tenant's proportionate share of Operating Expenses as set forth in Paragraph 7 of the Lease.

Months 37-48  The Base Rent shall be $106,465.34 per month. Tenant shall also pay Tenant's proportionate share of Operating Expenses as set forth in Paragraph 7 of the Lease.

Months 49-60  The Base Rent shall be $110,723.95 per month. Tenant shall also pay Tenant's proportionate share of Operating Expenses as set forth in Paragraph 7 of the Lease.

                      EXHIBIT B -- DATA CENTER

[Rectangular floor plan with shaded area in center part of top side described as "Data Center." Illegible description in lower right hand corner.]

                             EXHIBIT C

The following HVAC units located on the roof of the premises are not in service and therefore would not be included in the warranty:

HVAC units: #8, 17 and 25.

                                  EXHIBIT D

                        Concentric Network Corporation

                            Company Confidential

Cupertino Data Center Equipment List

1. One 350KW Caterpilar Diesel Generator enclosed in a sound-attenuating weatherproof enclosure atop a 600 gallon, double-walled, leak-sensored fuel tank.

2. One 150KVA Liebert UPS with maintenance (aka wrap-around) bypass cabinet, two battery cabinets with 40 battery strings in each. An Onan 480V triple phase 800 Amp-rated ATS and all necessary electrical wiring is also included with this unit.

3. Two Fike FM-200 panels covering the data center and the adjacent control room. Also an integrated subfloor sprinkler and preaction double-interlock system is also included.

4.  The 12" raised floor in the data center and adjacent control room

5.  One Liebert 250 Amp 480V Power Distribution Unit

6.  Two Liebert 22-Ton HVAC room units

7.  Three 208V KwH metering devices


Telecommunications Bandwidth
-   OC-12 on fiber via PacBell
-   OC-48 on fiber via WorldCom
-   ~30 T-1 lines on Copper
-   4 PRI lines on copper
-   28 BRI lines on copper
-   ~16 POTS lines on copper